($ in millions, except per unit amounts)
	As of December 31, 2006
	Actual				Pro Forma for Acquisition
Capitalization
Cash	$0				$0
Senior Secured Revolving Credit Facility	21				123
Senior Secured Second Lien Term Loan Facility	—				150
Total Debt	$21				$273
Total Preferred Equity(1)	$58				$58
Common Equity	3				8
Total Capitalization	$82				$339
Equity Capitalization(2)	$82				$87
Enterprise Value	103				360

Operating Data(3)
LTM EBITDAX	$9				$178
Interest Expense	0				25

Reserve Data(3)
Proved Reserves (Bcfe)	46				141
Proved Developed Reserves (Bcfe)	41				112
% Proved Developed Reserves	88%				79%
% Gas	68%				84%

	1st Lien		Total Debt		1st Lien		Total Debt
Selected Credit Statistics
LTM EBITDAX / Interest Expense	82.60	x	82.60	x	20.40	x	7.20	x
Net Debt/
LTM EBITDAX	2.30	x	2.30	x	0.70	x	1.50	x
Proved Reserves ($ / Mcfe)	$0.45		$0.45		$0.87		$1.93
Proved Developed Reserves ($ / Mcfe)	0.52		0.52		1.10		2.44
Enterprise Value	20%		20%		34%		76%

(1) Includes accrued, but undeclared, dividends that can be converted to common shares.

(2) Calculated as market capitalization as of May 11, 2007 plus current book value of existing preferred stock including accrued dividends.

(3) Assumes transaction occurred on 1/1/2007.